EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated February 21, 2002, included in Stone Energy Corporation's Form 10-K for the year ended December 31, 2001, and to all references to our Firm included or incorporated by reference in this Registration Statement on Form S-3.

                                              /s/ Arthur Andersen LLP

New Orleans, Louisiana
April 17, 2002